EXHIBIT 3(c)

Certificate of Merger dated as of November 27, 1996, by and between E&J Acquisition Corp. and Everest & Jennings International Ltd.


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                              CERTIFICATE OF MERGER

                                     MERGING

                              E&J ACQUISITION CORP.
                            (a Delaware corporation)

                                      INTO

                      EVEREST & JENNINGS INTERNATIONAL LTD.
                            (a Delaware corporation)

                           (Pursuant to Section 251 of
              the General Corporation Law of the State of Delaware)

            The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

            FIRST: The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") are as follows:

      Name                                               State of Incorporation
      ----                                               ----------------------
Everest & Jennings                                             Delaware
  International Ltd.
E&J Acquisition Corp.                                          Delaware

            SECOND: An Amended and Restated Agreement and Plan of Merger, dated as of September 3, 1996 and amended as of October 1, 1996, among the Constituent Corporations and other parties thereto (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

            THIRD: The name of the surviving corporation of the Merger is Everest & Jennings International Ltd. (the "Surviving Corporation").

            FOURTH: The Certificate of Incorporation of Everest & Jennings International Ltd., a Delaware corporation which will survive the Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

            FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 4203 Earth City Expressway, Earth City, Missouri 63045.

            SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without


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cost, to any stockholder of either of the Constituent Corporations.

            IN WITNESS WHEREOF, this Certificate of Merger has been executed by Bevil J. Hogg, President & Chief Executive Officer of Everest & Jennings International Ltd., as of this 27th day of November, 1996.

                                               EVEREST & JENNINGS INTERNATIONAL
                                                LTD.


                                               By:  /s/ Bevil J. Hogg
                                                    ----------------------------
                                                    Bevil J. Hogg
                                                    President & Chief Executive
                                                      Officer